UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2017

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dominique Monnet, President
On September 11, 2017, PDL BioPharma, Inc. (the Company) announced its appointment of Dominique Monnet as President of the Company, effective September 11, 2017.
Mr. Monnet, age 59, brings over 30 years of international business experience in the biotechnology / pharmaceutical industry. He will report into PDL’s chief executive officer, John McLaughlin. Mr. Monnet served as senior vice president and chief marketing officer of Alexion Pharmaceuticals, Inc. in 2014-2015 where he was responsible for commercial operations in the United States and Latin America and oversaw new products and global business operations functions. From 2002 to 2013 Mr. Monnet was a senior executive at Amgen Inc. (Amgen) where he served in a number of key commercial leadership positions in the United States and internationally. As vice president and general manager for Amgen’s Inflammation Business Unit in 2011 to 2013, he was responsible for accelerating the growth of the Enbrel® franchise in the highly competitive U.S. market. Prior to this, Mr. Monnet served as vice president and head of Amgen's Global Marketing and Commercial Development, where he led the marketing strategy and new product launches in a wide range of therapeutic areas. From 2002 through 2006, Mr. Monnet was based in Zug, Switzerland, where he served as Amgen’s vice president of International Marketing and Business Operations, building Amgen’s international commercial capability and leading the creation of its successful international franchises in oncology and nephrology. Before joining Amgen, Mr. Monnet held positions of increasing responsibility in line commercial management and global marketing over 19 years at Schering-Plough - including General Manager of its affiliate in the United Kingdom and Republic of Ireland -- Ciba-Geigy and Alza Corporation. Mr. Monnet holds a business degree from EDHEC Business School in Lille, France, and an MBA from INSEAD in Fontainebleau, France.

In connection with joining the Company, Mr. Monnet entered into an employment offer letter with the Company (the Offer Letter). Pursuant to the Offer Letter, Mr. Monnet is an at-will employee. Mr. Monnet’s base salary will be $500,000 and his annual target bonus opportunity is equal to 75% of his annual base salary, with the actual bonus amount earned dependent upon Company and individual performance. The Company extended Mr. Monnet a housing allowance of $4,000 per month for five years and will reimburse Mr. Monnet up to $10,000 for his actual moving expenses, transportation and incidental expenses related to moving proximate to the Company’s headquarters in Incline Village, Nevada.
As an inducement material to the decision by Mr. Monnet to accept employment with the Company, the compensation committee of the board of directors of the Company approved the grant of inducement awards to Mr. Monnet as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4) (the Inducement Awards). Effective September 11, Mr. Monnet was granted stock options to purchase 961,000 shares of the Company’s common stock at an exercise price equal to the closing price per share of the Company’s common stock on the date of grant. One-half of the stock options will vest over a four-year period, subject to Mr. Monnet’s continued service with the Company through the applicable vesting dates. The remaining options will vest based on certain performance objectives related to increases in the price of our common stock, subject to Mr. Monnet’s continued service with the Company through the applicable vesting dates. The stock options granted to Mr. Monnet are evidenced by a Nonstatutory Inducement Stock Option Grant Notice and Nonstatutory Inducement Stock Option Agreement (the Inducement Option Agreement). Mr. Monnet will also be granted 240,200 shares of restricted stock, which shares will vest in three equal installments on each of December 12, 2018, 2019 and 2020. The restricted stock will be granted to Mr. Monnet on the date we file a Registration Statement on Form S-8 with the Securities and Exchange Commission with respect to the Inducement Awards. The restricted stock granted to Mr. Monnet will be evidenced by an Inducement Restricted Stock Grant Notice and Inducement Restricted Stock Agreement (the Inducement Restricted Stock Agreement and, together with the Inducement Option Agreement, the Inducement Award Agreements). In addition, the Inducement Awards granted to Mr. Monnet will be subject to accelerated vesting in connection with certain qualifying terminations of service or a change in control of the Company, as described in the Inducement Award Agreements and his Severance Agreement. The foregoing description of the Inducement Awards granted to Mr. Monnet does not purport to be complete and is qualified in its entirety by reference to the full text of the Inducement Award Agreements, which the Company expects to file as exhibits to the Registration Statement on Form S-8 to be filed with respect to the Inducement Awards.
In connection with his employment, Mr. Monnet will enter into the Company’s standard form of severance agreement (filed with the Securities and Exchange Commission as Exhibit 10.1 to Current Report on Form 8-K on May 26, 2011) (the Severance Agreement). If Mr. Monnet’s employment is terminated by the Company without “Cause” or he resigns for “Good Reason,” as those terms are defined in the Severance Agreement, Mr. Monnet will receive (a)(i) a lump sum cash payment equal to 100% of the sum of his annual base salary, (ii) 100% of his annual target bonus for the year in which separation occurs and (iii) 12 months of COBRA benefits and (b)(i) any unvested cash payments and equity awards under any long-term incentive plan in effect at the date of separation shall ratably accelerate, vest and pay in proportion to the time lapsed during the vesting period, as increased by any adjustments and milestones earned by the time of payment, and (ii) any accrued and unpaid dividends and interest on the then unvested equity awards shall vest and pay; provided that such payments will be contingent upon his signing a release of all claims against the Company.
The Offer Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Offer Letter is qualified in its entirety by reference to Exhibit 10.1.
There are no family relationships between Mr. Monnet and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On September 11, 2017, the Company issued a press release announcing Mr. Monnet’s appointment and the Inducement Awards. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Offer Letter between the Company and Dominique Monnet, executed August 31, 2017

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ John P. McLaughlin
John P. McLaughlin
Chief Executive Officer

Dated: September 11, 2017

Exhibit Index

Exhibit No.	Description

10.1	Offer Letter between the Company and Dominique Monnet, executed August 31, 2017

99.1	Press Release